     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 1995

                                          Registration Statement No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                               INSTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

        MASSACHUSETTS                                 04-2057203
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                100 ROYALL STREET
                                CANTON, MA 02021
                    (Address of principal executive offices)

                               INSTRON CORPORATION
                         1979 NON-QUALIFIED STOCK OPTION
                       AND STOCK APPRECIATION RIGHTS PLAN
                            (Full title of the Plan)

                         -------------------------------

                               JAMES M. MCCONNELL
                      President and Chief Executive Officer
                               INSTRON CORPORATION
                                100 Royall Street
                                Canton, MA 02021
                     (Name and address of agent for service)

                                 (617) 828-2500
          (Telephone number, including area code, of agent for service)

                          ----------------------------

                                    Copy to:
                             RAYMOND C. ZEMLIN, P.C.
                             GOODWIN, PROCTER & HOAR
                                 Exchange Place
                                 53 State Street
                           Boston, Massachusetts 02109
                                 (617) 570-1000

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                          Proposed Maximum                                    Amount of
 Title of Securities to be         Amount to be            Offering Price          Proposed Maximum        Registration Fee
         Registered               Registered (1)             Per Share          Aggregate Offering Price
- ---------------------------------------------------------------------------------------------------------------------------
       Common Stock,                 366,697                $10.09 (2)               $3,699,972.73           $1,275.86
      $1.00 par value                 85,153                $11.69 (3)               $  995,438.57           $  343.26

           TOTAL                     451,850                    --                   $4,695,411.30           $1,619.12
===========================================================================================================================

(1) This registration statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the Securities Act), solely for the purpose of determining the registration fee and is based upon the weighted average price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for purposes of determining the registration fee and is equal to the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange on the close of business on August 8, 1995.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Instron Corporation (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1994; and

         (c) The description of the Company's common stock, $1.00 par value, contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Securities and Exchange Commission pursuant to
                           Section 12 of the Exchange Act.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts allows indemnification of directors and officers to the extent authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. The statute prohibits, however, indemnification of a director or officer who has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.
Section 67 further provides that a corporation has the power to purchase and maintain insurance policies on behalf of any person who is or was an officer or director against liability incurred by him in such capacity or arising out of his status as such, whether or not the Company has the power to indemnify such officer or director against such liability.

         Article 6A of the Restated Articles of Organization of Instron provides that its directors and officers shall be indemnified by the Company against all expenses incurred in connection with service for or on behalf of the Company. However, no indemnification shall be provided in any proceeding in which it was adjudicated that the officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company. In the event that a proceeding is compromised or settled so as to impose liability on an officer or the Company, the officer shall not be indemnified if the Company obtains an opinion of counsel that the officer did not act in good faith in the reasonable belief that his action was in the best interests of the Company. Such rights to indemnification do not limit any other rights to indemnification acquired under any statute, agreement or otherwise.

         In addition, Article 6H of the Company's Restated Articles of Organization provides that no director shall be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director except (i) for any breach of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         Instron has purchased directors' and officers' liability insurance which insures against certain losses arising from claims against directors or officers of the Company by reason of certain acts, including a breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted or any of the foregoing so alleged by any claimant or any claim against an officer or director of the Company solely by reason of his being such an officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         (a) The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.


Exhibit
- -------
    4.1    Restated Articles of Organization, as amended.*
    4.2    By-laws, as amended.**
    4.3    Instron Corporation 1979 Non-Qualified Stock Option and Stock
           Appreciation Rights Plan, as amended.***
    5      Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.
   23.1    Consent of Goodwin, Procter & Hoar (included in Exhibit 5 hereto).
   23.2    Consent of Coopers & Lybrand L.L.P.
   24      Power of Attorney (included on the signature page of this
           Registration Statement).

- -----------------------

    * Incorporated by reference to Exhibit 3(a) of the Company's Form 10-K for the year ended December 31, 1981, Exhibit 4 of the Company's Form 10-Q for the quarter ended March 31, 1984, Exhibit 4 of the Company's Form 10-Q for the quarter ended June 28, 1986, and Exhibit 4 of the Company's Form 10-Q for the quarter ended June 27, 1987.

   ** Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on October 5, 1990.

  *** Incorporated by reference to the Company's Proxy Statements prepared in connection with the Company's Annual Meeting of Stockholders, and filed with the Securities and Exchange Commission, for the years 1979, 1980, 1988 and 1991.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                            (i) To include any prospectus
                                                required by Section 10(a)(3) of
                                                the Securities Act;

                                            (ii) To reflect in the prospectus
                                                 any facts or events arising
                                                 after the effective date
                                                  of the registration statement
                                                  (or the most recent post-
                                                  effective amendment thereof)
                                                  which, individually or in the
                                                  aggregate, represent a
                                                  fundamental change in the
                                                  information set forth in the
                                                  registration statement; and

                                            (iii) To include any material
                                                  information with respect to
                                                  the plan of distribution not
                                                  previously disclosed in the
                                                  registration statement or any
                                                  material change to such
                                                  information in the
                                                  registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or
                           Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Commonwealth of Massachusetts, on this 10th day of August, 1995.

                                      INSTRON CORPORATION

                                      By:  /s/ James M. McConnell
                                           -------------------------------------
                                           James M. McConnell,
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below constitutes and appoints James M. McConnell and Linton A. Moulding, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.


Signature                                        Title                             Date
- ---------                                        -----                             ----
 /s/ James M. McConnell                          President, Chief Executive        August 10, 1995
- ----------------------------------               Officer and Director
James M. McConnell                               (Principal Executive Officer)

 /s/ Linton A. Moulding                          Chief Financial Officer           August 10, 1995
- ----------------------------------               (Principal Financial and
Linton A. Moulding                               Accounting Officer)

 /s/ Harold Hindman                              Chairman of the Board             August 10, 1995
- ----------------------------------               of Directors
Harold Hindman

 /s/ George S. Burr                              Vice Chairman of the Board        August 10, 1995
- ----------------------------------               of Directors
George S. Burr

 /s/ Nicholas J. Grant                           Director                          August 10, 1995
- ----------------------------------
Dr. Nicholas J. Grant

 /s/ Richard W. Young                            Director                          August 10, 1995
- ----------------------------------
Dr. Richard W. Young

 /s/ John W. Lacey                               Director                          August 10, 1995
- ----------------------------------
John W. Lacey

 /s/ Dennis J. Moore                             Director                          August 10, 1995
- ----------------------------------
Dennis J. Moore

 /s/ Sheldon Rutstein                            Director                          August 10, 1995
- ----------------------------------
Sheldon Rutstein

 /s/ John F. Smith                               Director                          August 10, 1995
- ----------------------------------
John F. Smith


                                 EXHIBIT INDEX


Exhibit No.                Description                                                  Page
- -----------                -----------                                                  ----
      4.1                  Restated Articles of Organization, as amended.*

      4.2                  By-laws, as amended.**

      4.3 Instron Corporation 1979 Non-Qualified Stock Option and Stock Appreciation Rights Plan, as amended.***

      5 Opinion of Goodwin, Procter & Hoar as to the legality of the securities being registered.

     23.1                  Consent of Goodwin, Procter & Hoar (included in
                           Exhibit 5 hereto).

     23.2                  Consent of Coopers & Lybrand L.L.P.

     24 Power of Attorney (included on the signature page of this Registration Statement).

- -----------------------

      * Incorporated by reference to Exhibit 3(a) of the Company's Form 10-K for the year ended December 31, 1981, Exhibit 4 of the Company's Form 10-Q for the quarter ended March 31, 1984, Exhibit 4 of the Company's Form 10-Q for the quarter ended June 28, 1986, and Exhibit 4 of the Company's Form 10-Q for the quarter ended June 27, 1987.

     ** Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on October 5, 1990.

    *** Incorporated by reference to the Company's Proxy Statements prepared in connection with the Company's Annual Meeting of Stockholders, and filed with the Securities and Exchange Commission, for the years 1979, 1980, 1988 and 1991.
